DEAN HELLER
Secretary of State
204 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

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FILED # C 6532-04

MAR 1 2 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read attached instructions before completing form.

1. **Name of Corporation:**	Beautiful Life Foods, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Corporate Creations Network, Inc. Name 8275 South Eastern Ave., #200-47 Las Vegas NEVADA 89123 Street Address City Zip Code Optional Mailing Address City State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 300,000,000- common 30,000,000-preferred Par value: $.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Andrea S. Lisi Name 4930 Palmbrooke Circle West Palm Beach FL 33417 Street Address City State Zip Code 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be n/a
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Andrea S. Lisi Name Signature 4930 Palmbrooke Circle West Palm Beach, FL 33417 Address City State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company Date 3/12/04

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003 Revised on: 11/21/03

TL C20040312-0376
3/12/2004 2:38:00 PM $0.00
MAR-12-2004 13:45